Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Mar 31, 2001
Payment Date	Apr 16, 2001

Calculation of Interest Expense

Index (LIBOR)	5.163750%
Accrual end date, accrual beginning date and days in Interest Period	Apr 16, 2001	Mar 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	226,836,555	48,000,000	56,736,700	37,094,248	30,548,204	37,187,211
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.343750%	5.453750%	5.563750%	5.813750%	6.163750%
Interest/Yield Payable on the Principal Balance	1,077,474	232,693	280,595	191,695	167,370
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	1,077,474	232,693	280,595	191,695	167,370
Interest/Yield Paid	1,077,474	232,693	280,595	191,695	167,370

Summary

Beginning Security Balance	226,836,555	48,000,000	56,736,700	37,094,248	30,548,204	37,187,211
Beginning Adjusted Balance	226,836,555	48,000,000	56,736,700	37,094,248	30,548,204
Principal Paid	5,123,256	1,079,877	1,285,646	837,790	689,944	930,752
Ending Security Balance	221,713,299	46,920,123	55,451,054	36,256,458	29,858,260	36,347,376
Ending Adjusted Balance	221,713,299	46,920,123	55,451,054	36,256,458	29,858,260
Ending Certificate Balance as % Participation Interest Invested Amount					7.0000%
Targeted Balance	221,804,216	46,920,123	55,451,054	36,256,458	29,858,260
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					4,308,547
Ending OC Amount as Holdback Amount						18,766,166
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$1	$5	$3	$3	$4
Principal Paid per $1000	$6	$22	$14	$15	$16